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                                                                    EXHIBIT 11.1


                    PATTERSON ENERGY, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                                         YEAR ENDED           YEAR ENDED          YEAR ENDED
                                                                     DECEMBER 31, 1995    DECEMBER 31, 1996     DECEMBER 31, 1997
                                                                     -----------------    -----------------     -----------------

BASIC

Net income ......................................................       $    3,201           $    4,271          $   22,242

  Weighted average number of common shares outstanding ..........           17,517               19,167              28,492
                                                                        ==========           ==========          ==========

Net income per share:  Basic ....................................       $     0.18           $    0.22           $     0.78
                                                                        ==========           ==========          ==========


DILUTED

Net income ......................................................       $    3,201            $   4,271          $   22,242

Shares:
  Weighted average number of common shares outstanding ..........           17,517               19,167              28,492

  Dilutive effect of outstanding options and redeemable
     warrants (as determined by the application of the
     treasury stock method) .....................................              565                  919               1,013
                                                                        ----------           ----------          ----------

  Weighted average number of common shares outstanding,
     as adjusted ................................................           18,082               20,086              29,505
                                                                        ==========           ==========          ==========


Net income per share:  Diluted ..................................       $     0.18           $     0.21          $     0.75
                                                                        ==========           ==========          ==========
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